Exhibit 5.1.2

HUNTON ANDREWS KURTH LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218
FILE NO: 034253.0000117
February 12, 2019

CSX Corporation

500 Water Street, 15th Floor

Jacksonville, Florida 32202

CSX Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Virginia counsel to CSX Corporation, a Virginia corporation (the “Company”), in connection with the filing by the Company, CSX Transportation, Inc., a Virginia corporation and a wholly owned subsidiary of the Company (“CSXT”), and CSX Capital Trust I, a statutory business trust created under the Business Trust Act of the State of Delaware (the “Trust”), of a Registration Statement on Form S-3 (the “Registration Statement”) on or about February 12, 2019 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of an indeterminate amount of (i) (a) shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company; (b) shares of preferred stock, without par value (the “Preferred Stock”), of the Company; (c) the Company’s senior debt securities and subordinated debt securities (collectively, the “CSX Debt Securities”), which may be issued pursuant to a senior debt indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, and a subordinated debt indenture between the Company and the trustee to be named therein; (d) the Company’s depositary shares (the “Depositary Shares”), each representing a fractional interest in a share of Preferred Stock and evidenced by a deposit receipt (the “Deposit Receipt”), which may be issued pursuant to a deposit agreement among the Company, a depositary to be named therein (the “Depositary”), and the holders from time to time of the Deposit Receipts issued thereunder (the “Deposit Agreement”); (e) warrants of the Company (“Warrants”), which may be issued under one or more warrant agreements to be entered into between the Company and the warrant agent to be named therein; (f) purchase contracts (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements to be entered into between the Company and the purchase contract agent to be named therein; (g) units (the “Units”), which may be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent,

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON LONDON LOS ANGELES

MIAMI NEW YORK NORFOLK RALEIGH/DURHAM RICHMOND SAN FRANCISCO THE WOODLANDS TYSONS WASHINGTON, DC

www.HuntonAK.com

Board of Directors

CSX Corporation

February 12, 2019

and the holders from time to time of the Units; (h) guarantees by the Company (each, a “CSX Guarantee”) of the CSXT Debt Securities (as defined below), which may be issued pursuant to the CSXT Indenture (as defined below) or one or more guarantee agreements to be entered into by the Company; and (i) guarantees of the preferred securities of the Trust (each a “Preferred Securities Guarantee”) to be issued under one or more guarantee agreements to be entered into by the Company; (ii) CSXT’s secured debt securities and senior unsecured debt securities (collectively, the “CSXT Debt Securities”), which may be issued pursuant to a senior debt indenture among CSXT, the Company, if a CSX Guarantee is provided for therein, and a trustee to be named therein (the “CSXT Indenture”); and (iii) the Trust’s preferred securities that are to be issued by the Trust pursuant to the Amended and Restated Trust Agreement of CSX Capital Trust I. The Common Stock, Preferred Stock, CSX Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Units, CSX Guarantees, Preferred Securities Guarantees and CSXT Debt Securities are collectively referred to as the “Securities.” The Securities are to be issued in one or more series and will be offered and sold on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or reproductions or certified copies of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed necessary for the purpose of rendering this opinion, including, among other things:

(i)	the Amended and Restated Articles of Incorporation of the Company, as amended through the date hereof;

(ii)	the Amended and Restated Bylaws of the Company, as amended through the date hereof;

(iii)	the resolutions of the Board of Directors of the Company authorizing the filing of the Registration Statement; and

(iv)	the Registration Statement and the Prospectus.

Board of Directors

CSX Corporation

February 12, 2019

For purposes of the opinions expressed below, we have assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as photostatic or electronic copies and the authenticity of the originals of such documents; (c) the legal capacity of natural persons; (d) the genuineness of all signatures; (e) the due authorization, execution and delivery of all documents by all parties; and (f) the validity, binding effect and enforceability of all documents upon the Company.

As to factual matters, we have relied upon certificates of officers of the Company and certificates and oral advice of public officials.

We do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.

Based upon the foregoing and subject to the qualifications and additional assumptions set forth below, we are of the opinion that:

1.    The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.    With respect to any Common Stock, when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (the Board of Directors of the Company or such duly constituted and acting committee thereof being hereinafter referred to as the “Company Board”) has taken all necessary corporate action to authorize and approve the issuance of shares of the Common Stock from the then authorized number of shares of Common Stock available and (b) the Common Stock has been duly issued by the Company and delivered to the purchasers thereof in accordance with the definitive purchase, underwriting or similar agreement approved by the Company Board against payment therefor, or upon conversion or exercise of any security offered under the Registration Statement (an “Offered Security”) in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Company Board, for the consideration approved by the Company Board, such Common Stock will be validly issued, fully paid and nonassessable.

3.    With respect to any series of shares of Preferred Stock, when (a) the Company Board has taken all necessary corporate action to authorize and approve the issuance of any series of Preferred Stock, including the relative rights, preferences and limitations thereof, from the then authorized number of shares of Preferred Stock available, (b) articles of

Board of Directors

CSX Corporation

February 12, 2019

amendment to the Company’s Amended and Restated Articles of Incorporation creating the particular series of Preferred Stock have been filed with the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) and the SCC has issued a certificate of amendment with respect thereto and (c) the series of Preferred Stock has been duly issued by the Company and delivered to the purchasers thereof in accordance with the definitive purchase, underwriting or similar agreement approved by the Company Board against payment therefor, or upon conversion or exercise of any Offered Security in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Company Board, for the consideration approved by the Company Board, such Preferred Stock will be validly issued, fully paid and nonassessable.

4.    With respect to any Depositary Shares, when (a) the Company Board has taken all necessary corporate action to authorize and approve the issuance and terms of any series of Depositary Shares, (b) the Deposit Agreement to be entered into in connection with the issuance of such Depositary Shares has been duly authorized, executed and delivered by the Depositary and the Company; (c) the specific terms of such Depositary Shares have been duly authorized and established in accordance with the Deposit Agreement; (d) the underlying Preferred Stock has been validly issued and delivered as described in paragraph 3 above; (e) the Depositary has duly issued the Deposit Receipts evidencing such Depositary Shares against deposit of the Preferred Stock in respect thereof in accordance with the Deposit Agreement; and (f) the Deposit Receipts have been duly executed, issued and delivered by one of the Depositary’s authorized officers in accordance with the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board against payment therefor, such Depositary Shares will be validly issued, fully paid and nonassessable.

In connection with the opinions set forth above, we have assumed that, at or prior to the time of the delivery of any Common Stock, Preferred Stock or Depositary Shares, (i) the Company Board shall have duly established the terms of such Common Stock, Preferred Stock or Depositary Shares and duly authorized the issuance and sale of such Common Stock, Preferred Stock or Depositary Shares and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing and in good standing as a corporation under the laws of the Commonwealth of Virginia at the time of authorization and issuance of any such security; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Deposit Agreement shall be a valid, binding and enforceable agreement of each party thereto; and (v) there shall not have occurred any change in law affecting the validity or enforceability of such Common

Board of Directors

CSX Corporation

February 12, 2019

Stock, Preferred Stock or Depositary Shares. We have also assumed the execution, delivery and performance by the Company of any Common Stock, Preferred Stock or Depositary Shares whose terms are established subsequent to the date hereof (a) are within its corporate powers at the applicable time, (b) do not contravene, or constitute a default under, the articles of incorporation or bylaws or other constitutive documents of the Company then in effect, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and the reference to our firm under the heading “Validity of Securities” in the Registration Statement and the Prospectus. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. The opinions expressed in this letter speak only as of its date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hunton Andrews Kurth LLP